UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a-12	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

RED ROBIN GOURMET BURGERS, INC.

(Name of Registrant as Specified in its Charter)

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RED ROBIN GOURMET BURGERS, INC.

6312 South Fiddler’s Green Circle, Suite 200N

Greenwood Village, CO 80111

(303) 846-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 2, 2005

To our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Red Robin Gourmet Burgers, Inc. to be held at 9:00 a.m. mountain daylight saving time, on Thursday, June 2, 2005, at our corporate headquarters, located at 6312 South Fiddler’s Green Circle, Suite 200N, Greenwood Village, Colorado. The meeting will be convened for the following purposes:

1.	To elect two (2) Class III directors for three-year terms;
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (“independent auditors”) for the fiscal year ending December 25, 2005; and
3.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on April 18, 2005 are entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof.

Your attention is directed to the accompanying proxy statement, which includes information about the matters to be considered at the annual meeting and certain other important information. We encourage you to carefully review the entire proxy statement.

Whether or not you plan to attend the annual meeting, please sign and return the enclosed proxy card as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy card because your shares are registered in different names and addresses, you should sign and return each proxy card to assure that all your shares will be voted. Mailing your completed proxy card will not prevent you from voting in person at the meeting if you wish to do so.

Accompanying this notice and proxy statement is a copy of our 2004 annual report to stockholders.

By Order of the Board of Directors,

Michael J. Snyder

Chairman of the Board

and Chief Executive Officer

April 21, 2005

Greenwood Village, CO

RED ROBIN GOURMET BURGERS, INC.

6312 South Fiddler’s Green Circle, Suite 200N

Greenwood Village, Colorado 80111

(303) 846-6000

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 2, 2005

This proxy statement is furnished by the board of directors of Red Robin Gourmet Burgers, Inc. and contains information relating to the annual meeting of our stockholders to be held on Thursday, June 2, 2005, beginning at 9:00 a.m. mountain daylight saving time, at our corporate headquarters, located at 6312 South Fiddler’s Green Circle, Suite 200N, Greenwood Village, Colorado. This proxy statement and accompanying proxy card are being distributed on or about April 25, 2005.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will vote on the following two items of business:

1.	The election of two (2) Class III directors for three-year terms; and
2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (“independent auditors”) for the fiscal year ending December 25, 2005.

You will also vote on such other matters as may properly come before the meeting or any postponement or adjournment thereof.

What are the Board’s recommendations?

Our board of directors recommends that you vote:

•	FOR election of each of the two nominated Class III directors (see Proposal 1);
•	FOR ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 25, 2005 (see Proposal 2).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

As of April 18, 2005, the record date for the meeting, we had 16,178,727 shares of common stock outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on all items being voted on at the meeting. You can vote all the shares that you owned on the record date. These shares include: (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner.    If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to April 18, 2005, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. Registration and seating will begin at 8:30 a.m. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

How can I vote my shares in person at the annual meeting?

Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

Can I change my vote or revoke my proxy after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the meeting by: (1) delivering a written notice of your revocation to our corporate secretary at our principal executive office, 6312 South Fiddler’s Green Circle, Suite 200N, Greenwood Village, Colorado 80111; or (2) executing and delivering a later dated proxy. In addition, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

What vote is required to approve each item?

Election of Director.    Assuming the presence of a quorum, the two persons receiving the highest number of “FOR” votes will be elected as directors.

Other Items.    For each other item to be considered at the annual meeting, assuming the presence of a quorum, the affirmative vote of the majority of votes cast in person or by proxy on the matter (excluding abstentions and broker non-votes) will be required for approval.

If you hold your shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owners and instructions are not given. In tabulating the voting result for any particular proposal, abstentions and shares that constitute broker non-votes will not have any effect on the outcome of the vote.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return all proxies for each proxy card that you receive in order to ensure that all of your shares are voted.

How can I vote on each of the proposals?

In the election of directors, you may vote FOR each of the two nominees, or your vote may be WITHHELD with respect to either or both of the nominees. For the other matters, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

Each of your shares will be voted according to your directions on the proxy card. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors (FOR each of the two Class III director nominees named in the proxy statement and FOR the other proposal).

Who will count the proxy votes?

Votes will be counted by our transfer agent, American Stock Transfer & Trust Company, which has been appointed to act as the inspector of election for the annual meeting.

How will voting on any other business be conducted?

We do not expect any matters to be presented for a vote at the meeting other than the two matters described in the proxy statement. If you grant a proxy, either of the officers named as proxy holder, Michael J. Snyder or James P. McCloskey, or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for Class III director, the person named as the proxy holder will vote your proxy for another candidate nominated by our board of directors.

How do I submit a stockholder proposal for consideration at next year’s annual meeting?

Proposals for Inclusion in Proxy Statement.    For your proposal or director nomination to be considered for inclusion in our proxy statement for next year’s meeting, your written proposal must be received by our corporate secretary at our principal executive office no later than December 22, 2005. If we change the date of next year’s meeting by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. You should also be aware that your proposal must comply with Securities and Exchange Commission (“SEC”) regulations regarding inclusion of stockholder proposals in company-sponsored proxy materials.

Proposals to be Addressed at Meeting (but not included in proxy statement).    In order for you to raise a proposal (including director nominations) from the floor during next year’s meeting, our corporate secretary must receive a written notice of the proposal no earlier than February 23, 2006 and no later than March 25, 2006, and it must contain the additional information required by our bylaws. You may obtain a complete copy of our bylaws by submitting a written request to our corporate secretary at our principal executive office. If we change the date of next year’s meeting by more than 30 days from the date contemplated at this year’s meeting, in order for the proposal to be timely, we must receive your written proposal at least 90 days before the date of next year’s meeting or no more than 10 days following the day on which the meeting date is publicly announced.

STOCK OWNERSHIP

Stock Ownership of Certain Persons

The following table contains information about the beneficial ownership (unless otherwise indicated) of our common stock as of March 15, 2005 by:

•	each person who is known to us to beneficially own more than 5.0% of our common stock;
•	each of our directors, and the board’s nominees for director;
•	each executive officer named in the Summary Compensation Table; and
•	all directors and executive officers as a group.

Unless otherwise indicated, the address for each person or entity named below is c/o Red Robin Gourmet Burgers, Inc., 6312 South Fiddler’s Green Circle, Suite 200N, Greenwood Village, Colorado 80111.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and except for community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 16,173,939 shares of common stock outstanding as of March 15, 2005.

	Shares Beneficially Owned as of March 15, 2005 (1)
Name	Number	Percent (2)
FMR Corp. (3)	1,939,987	12.0
Michael J. Snyder (4)	1,535,802	9.5
Forstmann-Leff Associates, LLC (5)	1,128,850	7.0
Wellington Management Co., LLP (6)	1,093,264	6.8
Michael E. Woods (7)	208,382	1.3
James P. McCloskey (8)	137,264	*
Robert J. Merullo (9)	99,969	*
Todd A. Brighton (10)	35,425	*
Eric C. Houseman (11)	24,675	*
Dennis B. Mullen (12)	9,000	*
Gary J. Singer (13)	7,018	*
Benjamin D. Graebel (14)	6,000	*
Edward T. Harvey, Jr. (15)	2,000	*
James T. Rothe	500	*
Directors and Executive Officers as a group (10 persons)(16)	2,066,035	12.8

*	Represents beneficial ownership of less than one percent (1.0%) of the outstanding shares of our common stock.
(1)	This table gives effect to the exercise of stock options by one or more of our executive officers as discussed in “Certain Relationships and Related Transactions” that may be subject to a right of repurchase.

(2)	If a stockholder holds options or other securities that are exercisable or otherwise convertible into our common stock within 60 days of March 15, 2005, we treat the common stock underlying those securities as owned by that stockholder, and as outstanding shares when we calculate the stockholder’s percentage ownership of our common stock. However, we do not consider that common stock to be outstanding when we calculate the percentage ownership of any other stockholder.
(3)	This disclosure is based on a Schedule 13-G/A filed by FMR Corp. on February 14, 2005. The address of this stockholder is 82 Devonshire Street, Boston, Massachusetts 02109.
(4)	Includes 34,483 shares held by Amalfi Kapital, LLC, a wholly owned subsidiary of Bunch Grass Leasing, LLC. Mr. Snyder is a 50.0% owner of Bunch Grass Leasing. Mr. Snyder disclaims beneficial ownership of these shares. This amount also includes 52,500 shares of common stock subject to options exercisable within 60 days of March 15, 2005.
(5)	This disclosure is based on a Schedule 13-G/A filed by Forstmann-Leff Associates, LLC on February 14, 2005. The address of this stockholder is 590 Madison Avenue, New York, New York 10022.
(6)	This disclosure is based on a Schedule 13-G filed by Wellington Management Co., LLP on February 14, 2005. The address of this stockholder is 75 State Street, Boston, Massachusetts 02109.
(7)	Includes an aggregate of 3,448 shares held by Mr. Woods’ minor children. This amount also includes 15,938 shares of common stock subject to options exercisable within 60 days of March 15, 2005.
(8)	Includes 3,034 shares held by the Claire C. McCloskey Trust, 1,534 shares held by the Megan L. McCloskey Trust and 3,034 shares held by the James P. McCloskey, Jr. Trust, the sole beneficiaries of which are Mr. McCloskey’s children. This amount also includes 8,282 shares held by the James P. McCloskey Retained Annuity Trust, and 15,938 shares of common stock subject to options exercisable within 60 days of March 15, 2005.
(9)	Includes 13,594 shares of common stock subject to options exercisable within 60 days of March 15, 2005.
(10)	Consists of 35,425 shares of common stock subject to options exercisable within 60 days of March 15, 2005.
(11)	Includes 20,227 shares of common stock subject to options exercisable within 60 days of March 15, 2005.
(12)	Includes 2,500 shares of common stock subject to options exercisable within 60 days of March 15, 2005.
(13)	Includes 2,000 shares of common stock subject to options exercisable within 60 days of March 15, 2005.
(14)	Consists of 6,000 shares of common stock subject to options exercisable within 60 days of March 15, 2005.
(15)	Consists of 2,000 shares of common stock subject to options exercisable within 60 days of March 15, 2005.
(16)	Includes 166,122 shares of common stock subject to options exercisable within 60 days of March 15, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during fiscal year 2004, all of our officers, directors and greater than ten percent beneficial owners timely complied with all Section 16(a) filing requirements, except that Dennis B. Mullen filed a late Form 4 to report a cash exercise of stock options, and Forms 4 were filed late to report stock option grants to each of Michael J. Snyder, James P. McCloskey, Michael E. Woods, Robert J. Merullo, Eric C. Houseman and Todd A. Brighton.

BOARD OF DIRECTORS

During the fiscal year ended December 26, 2004, the board of directors held six meetings and acted by written consent three times. Each of our current directors attended at least 75% of the aggregate total of meetings of the board of directors and committees on which he served. The board of directors strongly encourages each of the directors to attend the annual meeting of stockholders. Each of our directors, except Terrence D. Daniels, attended the company’s 2004 annual meeting of stockholders. The independent directors of the company meet quarterly throughout the year and as necessary or appropriate in executive sessions at which members of management are not present. The board has determined that each of Benjamin D. Graebel, Dennis B. Mullen, Gary J. Singer, Edward T. Harvey, Jr. and James T. Rothe qualifies as an independent director under The NASDAQ National Market listing standards.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee.

Audit Committee.    The audit committee is comprised solely of independent directors as required by and in compliance with the listing standards of The NASDAQ National Market and applicable federal securities regulations. The audit committee operates pursuant to a written charter adopted by the board of directors, a copy of which is available on the corporate governance page of the company’s website at www.redrobin.com. The members of the audit committee are Benjamin D. Graebel (chairman), Edward T. Harvey, Jr., and Dennis B. Mullen.

The audit committee is responsible for overseeing and evaluating the company’s financial reporting process on behalf of the board of directors. This includes overseeing and reviewing the preparation and disclosure of the consolidated financial statements and the preparation and filing of periodic financial reports, including certifications by the Chief Executive Officer and Chief Financial Officer, as required. The audit committee is also responsible for selecting and retaining the independent auditors; approving the budget for fees to be paid to the independent auditors for audit services and for appropriate non-audit services; and overseeing the relationship between the company and the independent auditors and acting as the board of directors primary avenue of communication with them. The audit committee’s responsibilities also include other matters as set forth in its charter.

As of the date of this proxy statement, Mr. Graebel, Mr. Mullen, and Mr. Harvey are “independent” as such term is defined under Rule 4200, as amended, of the listing standards of the National Association of Securities Dealers (“NASD”). Prior to December 31, 2003, the effective date of Mr. Harvey’s retirement and resignation as an officer and director of Quad-C, Mr. Harvey was not “independent” under NASD’s definition based on his affiliation with Quad-C and its affiliates. However, one director who is not “independent” may serve on an audit committee under the NASD listing standards if a company meets the requirements set forth in Rule 4350(d)(2)(B) of the Nasdaq marketplace rules. Pursuant to Rule 4350(d)(2)(B), our board of directors determined that Mr. Harvey’s membership on the audit committee is required by the best interests of our company and our stockholders due to Mr. Harvey’s financial and accounting expertise and extensive knowledge of our company. Prior to becoming affiliated with our company, Mr. Harvey served on the board of directors and audit committee of Stimsonite Corporation, a publicly traded corporation, from 1990 to July 1999. Prior to 1990, Mr. Harvey also held various financial positions at W.R. Grace & Co., principally in corporate development, acquisitions and planning. In the corporate development function, Mr. Harvey, and persons reporting to Mr. Harvey, were responsible for performing detailed analyses on the financial statements and business prospects of potential acquisitions. Mr. Harvey has also gained extensive knowledge of our company during the past five years through his involvement in the legal and financial due diligence process prior to the Quad-C investment in our company and his service on our board of directors and audit committee since May 2000.

The board also has determined that each of Mr. Graebel, Mr. Mullen and Mr. Harvey is an “audit committee financial expert” as defined by rules adopted by the SEC. A further discussion of the role of the audit committee is provided in this proxy statement under “Audit Committee Report”.

The audit committee met seven times in fiscal year 2004.

Compensation Committee.    The compensation committee is currently comprised of Edward T. Harvey, Jr. (chairman), Gary J. Singer, and James T. Rothe, and operates pursuant to a written charter. Prior to his resignation from the board on December 2, 2004, Terrence D. Daniels served on the compensation committee and was the chairman. Functions performed by the compensation committee include: developing and recommending to the board of directors an annual performance evaluation of our chief executive officer and other executive officers; reviewing and recommending to our board of directors salary and short-term and long-term incentive compensation programs for all senior executives; and reviewing and recommending to our board of directors significant changes in the design of employee benefit plans.

The specific nature of the compensation committee’s responsibilities as they relate to executive officers is set forth in this proxy statement under “Compensation Committee Report on Executive Compensation”.

The compensation committee met six times in fiscal year 2004.

Nominating and Governance Committee.    The nominating and governance committee is comprised solely of independent directors in compliance with the listing standards of The NASDAQ National Market. The nominating and governance committee operates pursuant to a written charter adopted by the board of directors, a copy of which is available on the corporate governance page of the company’s website at www.redrobin.com. The members of the nominating and governance committee are Edward T. Harvey, Jr. (chairman), Dennis B. Mullen, and Gary J. Singer.

The nominating and governance committee is responsible for identifying, evaluating and recommending to the board of directors candidates for appointment or election to the board, as appropriate. The committee meets annually during the fourth quarter to determine whether to recommend the nomination of incumbent directors with expiring terms for reelection in the proxy statement. The committee also meets at other times during the year as needed to consider candidates to fill any vacancies that may occur. At least once a year, the committee considers whether the number of directors is appropriate for the company’s needs and recommends to the board any changes in the number of directors, and reviews the performance of the board.

A stockholder may submit the name of a director candidate for consideration by the nominating and governance committee by writing to: Nominating and Governance Committee, Red Robin Gourmet Burgers, Inc., 6312 South Fiddler’s Green Circle, Suite 200N, Greenwood Village, CO 80111. The stockholder must submit the following information in support of the candidate: (a) the name and address of the stockholder recommending the candidate; (b) a representation that the stockholder recommending the candidate is a stockholder of record of the company’s stock or other verification that the person recommending the candidate is a beneficial owner of the company’s stock; (c) a description of any arrangement or understanding between the stockholder and the candidate and any other person or persons regarding the stockholder’s submission of the candidate’s name for consideration, and identifying such person or persons by name, address and affiliation with the stockholder, the candidate, and the company, if any; (d) such other information regarding the candidate as the company would be required to include in a proxy statement filed pursuant to the proxy rules of the SEC if the board were to nominate the candidate for election as a director or if the board were to appoint the candidate as a director; (e) the consent of the candidate to be identified to the board for consideration and to be identified in the proxy; and (f) the consent of the candidate to serve as a director if elected or appointed. The committee may refuse to consider any candidate for whom the stockholder fails to provide the information mentioned above.

In evaluating a director candidate, the nominating and governance committee will consider the candidate’s independence, character, corporate governance skills and abilities, business experience, training and education, commitment to performing the duties of a director, and other skills, abilities or attributes that fill specific needs of the board or its committees. The committee will use the same criteria in evaluating candidates suggested by stockholders as for candidates suggested by other sources.

The nominating and governance committee recommends director candidates for nomination to the board. The board determines which candidates to nominate or appoint, as appropriate, after considering the recommendation of the committee.

The nominating and governance committee met four times in fiscal year 2004.

Director Compensation

Base Compensation.    Directors who are not employees of our company receive an annual retainer of $25,000, payable quarterly, and each non-employee director may receive one or more awards of non-qualified stock options up to a maximum of 5,000 stock options per year at the discretion of the board of directors. In addition, each director receives $1,000 for each in-person board meeting, and each committee member receives $1,000 for each in-person compensation or nominating committee meeting and $2,000 for each in-person audit committee meeting. A director receives one-half of the compensation amount for scheduled in-person meetings attended by telephone. Directors are not compensated for scheduled telephonic meetings. We also reimburse directors for costs incurred by them in attending board and committee meetings. Director compensation for Terrence D. Daniels was paid to Quad-C.

Options.    Stock options are granted pursuant to our 2004 performance incentive plan with an exercise price equal to the fair market value of the underlying common stock on the date of grant. Each discretionary grant of stock options shall vest and become exercisable in equal monthly installments over the 12-month period following the date of grant. A new director who is not an employee of our company will receive 5,000 stock options at the beginning of such director’s term. Each initial grant of 5,000 stock options shall vest and become exercisable in equal monthly installments over the 24-month period following the date of grant.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our amended and restated certificate of incorporation provides for three classes of directors with staggered three-year terms. Class I currently consists of two directors whose terms expire at our 2006 annual meeting; Class II currently consists of two directors whose terms expire at our 2007 annual meeting; and Class III currently consists of two directors whose terms expire at this annual meeting.

Our board of directors has nominated Benjamin D. Graebel and Dennis B. Mullen to continue to serve as Class III directors. If re-elected, Mr. Graebel and Mr. Mullen will continue to serve in office until our annual meeting in 2008 and until their successors have been duly elected and qualified, or until the earlier of their death, resignation or retirement.

Mr. Graebel and Mr. Mullen have each consented to be named as a nominee in this proxy statement, and we expect that Mr. Graebel and Mr. Mullen will be able to serve if elected. Should Mr. Graebel or Mr. Mullen become unable or unwilling to accept his nomination for election, our board of directors can name a substitute nominee, and the persons named in the proxy card, or their nominees or substitutes, will vote all shares represented by proxies received for such substitute nominee.

Directors and Nominees

Below, you can find the principal occupation and other information about each of the Class III directors and each of the other directors whose term of office will continue after the meeting.

Nominees for Term Ending Upon the 2008 Annual Meeting of Stockholders—Class III Directors

Benjamin D. Graebel, 49, joined us as a director in September 2002. Currently, Mr. Graebel serves as vice chairman for the Graebel Companies, Inc. of Denver, Colorado, a privately held transportation and relocation service provider. Since joining the Graebel Companies in June 1979, and prior to his appointment as the vice chairman of the Graebel Companies, Mr. Graebel held a variety of management positions, including regional vice president, president of the moving and storage group, chief operating officer and chief executive officer.

Dennis B. Mullen, 61, joined us as a director in December 2002. Mr. Mullen has been a private investor for the past five years. Mr. Mullen currently serves as the chairman of the Janus Funds, chairs the Janus Funds’ nominating and governance committee, and serves on the Janus Funds’ audit and brokerage committees. Prior to his appointment as chairman, he served as the lead independent trustee for Janus Funds. As a trustee for Janus Funds, Mr. Mullen chaired the audit committee. Prior to 1998, Mr. Mullen had more than 30 years experience as a corporate executive in the restaurant industry, and has served as chief executive officer for several restaurant chains, including Cork & Cleaver Restaurants of Denver, Colorado; Pedro Verde’s Mexican Restaurants, Inc. of Boulder, Colorado; Garcia’s Restaurants, Inc. of Phoenix, Arizona; and BCNW, a franchise of Boston Chicken, Inc. in Seattle, Washington. Mr. Mullen started his professional career at PricewaterhouseCoopers and also served as the chief financial officer for Lange Ski Boots.

Continuing Directors for Term Ending Upon the 2006 Annual Meeting of Stockholders—Class I Directors

Michael J. Snyder, 55, was elected as our president, chief operating officer and as a director in April 1996. In March 1997, Mr. Snyder was elected as our chief executive officer. In May 2000, Mr. Snyder was elected as our chairman of the board. From 1979 to May 2000, Mr. Snyder also served as president of The Snyder Group Company. Prior to being acquired by us in May 2000, The Snyder Group Company, under Mr. Snyder’s leadership, was our leading franchisee with 14 units.

James T. Rothe, 61, joined us as a director in October 2004. Currently, Mr. Rothe serves as managing director of Roaring Fork Capital Management, LLC, an SBIC fund. He also serves as a trustee of the Janus Funds and is a member of the board of directors of Colorado Springs Technology Incubator, a 501(c)(3) not-for-profit corporation. Prior to that, Mr. Rothe was professor of business and dean of the College of Business and Graduate School of Business Administration at the University of Colorado at Colorado Springs, and a principal in the Phillips-Smith Specialty Retail Group, a venture capital partnership.

Continuing Directors for Term Ending Upon the 2007 Annual Meeting of Stockholders—Class II Directors

Edward T. Harvey, Jr., 57, joined us as a director in May 2000. From April 1990 until his retirement in December 2003, Mr. Harvey was a partner with Quad-C, a private equity investment firm, in Charlottesville, Virginia. From 1975 to April 1990, Mr. Harvey held various financial positions at W.R. Grace & Co., principally in corporate development, acquisitions and planning. In October 2001, Nationwide Warehouse & Storage, LLC, et al., a portfolio company of Quad-C, filed a petition in bankruptcy. For the two years prior to the filing, Mr. Harvey served as a director and officer of Nationwide, but did not have any day-to-day management duties.

Gary J. Singer, 52, joined us as a director in June 1993. Mr. Singer has been a partner with O’Melveny & Myers LLP, an international law firm, since February 1985 and has been associated with O’Melveny & Myers since 1977.

Required Vote

The two persons receiving the highest number of “FOR” votes from stockholders in the election of directors at the annual meeting will be elected.

Recommendation of the Board of Directors

Our board of directors recommends that you vote FOR the re-election of Mr. Graebel and FOR the re-election of Mr. Mullen as Class III directors on our board of directors.

EXECUTIVE COMPENSATION

The following table sets forth summary information concerning compensation awarded to, earned by, or accrued for services rendered to us in all capacities by our chief executive officer and our other executive officers during fiscal years 2004, 2003 and 2002. The individuals listed in the table below are collectively referred to as the “named executive officers.”

Summary Compensation Table

	Annual Compensation (1)							Long-Term Compensation
Name and Principal Position	Year	Salary($)		Bonus($)		Other Annual Compensation($)		Securities Underlying Options/ SARs (#)	All Other Compensation ($)(2)
Michael J. Snyder, Chief Executive Officer	2004 2003 2002	$492,308 446,717 364,652		$570,000 510,875 338,367		— — —		80,000 60,000 —	$2,819 2,160 4,851

James P. McCloskey, Chief Financial Officer	2004 2003 2002	290,192 264,158 243,101		236,250 225,637 163,161	(3) (3) (3)	— — —		20,000 20,000 34,483	1,272 1,011 2,933

Michael E. Woods, Senior Vice President of Franchise Development	2004 2003 2002	284,808 253,221 208,739		244,406 217,122 140,099		— — —		20,000 20,000 —	1,328 1,003 2,690

Robert J. Merullo, Senior Vice President of Restaurant Operations	2004 2003 2002	274,808 254,683 246,753	(4) (4)	238,500 217,122 165,612	(4) (4) (4)	— — —		10,000 20,000 —	2,283 1,826 6,853

Eric C. Houseman, Vice President of Restaurant Operations	2004 2003 2002	196,577 170,550 159,300	(5) (5)	114,000 64,250 38,677	(5) (5) (5)	— — —		12,000 12,000 —	316 246 1,461

Todd A. Brighton, Vice President of Development	2004 2003 2002	196,577 170,423 156,999		114,000 64,250 39,211		— — 188,879	(6)	12,000 12,000 —	307 238 583

(1)	In accordance with the rules of the SEC, the compensation described in this table does not include a) medical, group life insurance or other benefits received by any of the named executive officers that are available generally to all of our salaried employees, or b) perquisites and other personal benefits received by any named executive officer that in the aggregate do not exceed in any fiscal year the lesser of $50,000 or 10% of the officer’s salary and bonus reported for such fiscal year.

(2)	Represents premiums paid for supplemental life insurance.

(3)	Includes $47,250 of bonus compensation earned during 2004, $112,818 of bonus compensation earned during 2003 and $114,213 of bonus compensation earned during 2002 that Mr. McCloskey has elected to defer.

(4)	Includes $12,791 of salary earned during 2004, $12,337 of salary and $43,434 of bonus compensation earned during 2003, and $16,561 of bonus compensation earned during 2002 that Mr. Merullo has elected to defer.

(5)	Includes $10,347 of salary and $28,500 of bonus compensation earned during 2004, $8,705 of salary and $26,700 of bonus compensation earned during 2003, and $34,809 of bonus compensation earned during 2002 that Mr. Houseman has elected to defer.

(6)

Includes: (1) the payment of an automobile allowance for the benefit of Mr. Brighton; (2) the payment or reimbursement of fees and expenses incurred in connection with the sale of Mr. Brighton’s previous residence, including $41,027 for real estate commissions and miscellaneous closing costs and an aggregate of $68,333 for the payment or reimbursement to Mr. Brighton and a third party relocation company on Mr. Brighton’s behalf to compensate for the loss on the sale of Mr. Brighton’s previous residence (together with an additional amount to reimburse Mr. Brighton for tax liabilities associated with this amount); (3) the payment or reimbursement of mortgage and other related costs and expenses during an interim period with respect to Mr. Brighton’s former residence; (4) the payment or reimbursement of costs and expenses associated with the relocation of Mr. Brighton from Alpharetta, Georgia to Denver, Colorado; and (5) the payment or reimbursement of costs and expenses incurred by Mr. Brighton for temporary housing following his relocation to Denver, Colorado.

Option Grants during Fiscal Year 2004

The following table sets forth information with respect to option grants to the named executive officers during fiscal year 2004:

Individual Grants					Expiration Date (5)
	Number of Securities Underlying Options Granted (2)		% of Total Options Granted to Employees in 2004 (3)	Exercise Price per Share ($/ Share) (4)		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name						5.0%($)	10.0%($)
Michael J. Snyder	60,000	(6)	10.8	$26.81	1/28/2014	1,011,640	2,563,694
	20,000	(7)	3.6	27.20	6/2/2014	342,119	866,996
James P. McCloskey	15,000	(6)	2.7	26.81	1/28/2014	252,910	640,924
	5,000	(7)	0.9	27.20	6/2/2014	85,530	216,749
Michael E. Woods	15,000	(6)	2.7	26.81	1/28/2014	252,910	640,924
	5,000	(7)	0.9	27.20	6/2/2014	85,530	216,749
Robert J. Merullo	7,500	(6)	1.3	26.81	1/28/2014	126,455	320,462
	2,500	(7)	0.4	27.20	6/2/2014	42,765	108,374
Todd A. Brighton	9,000	(6)	1.6	26.81	1/28/2014	151,746	384,554
	3,000	(7)	0.5	27.20	6/2/2014	51,318	130,049
Eric C. Houseman	9,000	(6)	1.6	26.81	1/28/2014	151,746	384,554
	3,000	(7)	0.5	27.20	6/2/2014	51,318	130,049

(1)	The potential realizable values are based on an assumption that the stock price of our common stock will appreciate at the annual rates shown, compounded annually, from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the SEC and do not reflect our estimate of future stock price growth of the shares of our common stock.

(2)	Each of the listed option grants shall become vested as to 25% of the total number of shares of common stock subject to the option on the first anniversary of the award date. The remaining 75% of the total number of shares of common stock subject to the option shall become vested in 36 substantially equal monthly installments, with the first installment vesting on the same day of the month following the month in which the first anniversary of the award date occurs and an additional installment vesting on the same day of each of the 35 months thereafter.

(3)	Based on an aggregate of 556,619 shares of our common stock subject to options granted to employees during fiscal year 2004.

(4)	We grant options at an exercise price equal to the fair market value on the date of grant at the closing price as quoted by The NASDAQ National Market.

(5)	The term of each option we grant is ten years from the date of grant. Our options may terminate before their expiration date if the option holder’s status as an employee is terminated or upon the option holder’s death or disability.

(6)	Represents options we granted under our 2002 stock incentive plan.

(7)	Represents options we granted under our 2004 performance incentive plan.

Aggregated Option Exercises and Values for Fiscal Year 2004

The table below sets forth the following information with respect to option exercises by each of the named executive officers during fiscal year 2004 and the status of their options at December 26, 2004:

Name	Number of Shares Acquired Upon Exercise of Options	Value Realized Upon Exercise	Number of Unexercised Options at December 26, 2004		Value of Unexercised In- the-Money Options at December 26, 2004 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael J. Snyder	—	$—	27,500	112,500	$1,031,800	$3,266,800
James P. McCloskey	—	—	9,167	30,833	343,946	918,304
Michael E. Woods	—	—	9,167	30,833	343,946	918,304
Robert J. Merullo	—	—	9,167	20,833	343,946	662,379
Todd A. Brighton	25,862	1,079,480	31,362	18,500	1,395,236	550,990
Eric C. Houseman	10,000	326,600	16,164	18,500	698,075	550,990

(1)	In accordance with SEC rules, values are calculated by subtracting the per share exercise price from the fair market value of the underlying common stock and multiplying such amount by the number of shares represented by the unexercised options. For purposes of this table, fair market value is deemed to be $52.50 per share, the closing price reported by The NASDAQ National Market on December 23, 2004.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

Employment Agreements and Termination of Employment Agreements

The following is a description of each employment agreement that we have with the named executive officers:

Michael J. Snyder.    We entered into an employment agreement with Michael J. Snyder in May 2000. Pursuant to this agreement, Mr. Snyder serves as the chairman of our board of directors, our chief executive officer and our president. Mr. Snyder is entitled to receive a base salary, which is subject to annual review by our board of directors. In December 2004, the compensation committee set Mr. Snyder’s annual base salary at $625,000 for fiscal year 2005. Mr. Snyder is also entitled to participate in our annual incentive compensation plan and all other incentive, savings and retirement plans, practices, policies and programs to the same extent as other senior executive employees. The employment agreement has an initial term ending in May 2005, which will be automatically extended for additional one-year periods unless either we or Mr. Snyder gives written notice not to extend the agreement.

In the event Mr. Snyder’s employment is terminated other than for cause, as defined in the agreement to include, among other things, neglect in the performance of his duties, engaging willfully in misconduct in the performance of his duties and failure to follow lawful directives from our board of directors, or Mr. Snyder terminates his employment with us for a substantial breach as defined in the agreement to include a reduction in his base salary, the removal of Mr. Snyder from his current officer positions other than for cause and a change in control, Mr. Snyder will receive severance pay which includes: payment of his base salary for one year, the bonus he would have received on the next bonus payment date, and participation in our health and welfare benefit plans for himself and his family for one year. In the event Mr. Snyder’s employment is terminated by reason of his death or disability, Mr. Snyder’s estate will receive all accrued but unpaid and deferred compensation and, in the event of his death, will have the right to require us to purchase common stock held by his estate having a fair market value of up to $5.0 million. Mr. Snyder’s family will also have the right to participate in our health and other welfare benefit plans for one year.

In addition, we entered into a non-interference, non-disclosure and non-competition agreement with Mr. Snyder in May 2000. Pursuant to this agreement, Mr. Snyder has agreed that he will not engage in any activity relating to the casual dining business anywhere in the United States until May 2005. Mr. Snyder has also agreed that he will not disclose any confidential information relating to our business or us. Finally, Mr. Snyder has agreed that, until March 2005, he will not (i) solicit or induce any employee at the level of assistant restaurant manager or higher to terminate employment with us, (ii) hire any employee at the level of assistant restaurant manager or higher who was employed with us within the prior 12 months, or (iii) induce or attempt to induce any supplier or other business relationship of ours to cease doing business with us or otherwise interfere with our relationship with such suppliers or business relations.

Mr. Snyder has agreed not to engage in any activity relating to the casual dining business anywhere in the United States until two years following the termination of his employment.

Michael E. Woods.    We entered into an employment agreement with Mike Woods, our senior vice president of franchise development in January 1997. Pursuant to this agreement, Mr. Woods is entitled to severance pay equal to his then current base salary paid monthly for one year if he is terminated by us without cause. Mr. Woods’ current base annual salary is $283,800 for fiscal year 2005. Mr. Woods’ employment agreement does not have a termination date.

Change-in-Control Arrangements

The following is a description of each change-in-control provision that is contained within our stock option plans:

2000 Management Performance Common Stock Option Plan.    Outstanding options under our 2000 management performance common stock option plan may become fully vested in connection with the sale or disposition of substantially all of our common stock or our assets. In addition, the plan administrator may provide for the assumption, substitution or settlement of the outstanding options under the 2000 management performance common stock option plan in the event of a “control transfer.” A control transfer is defined in the 2000 management performance common stock option plan and generally includes any person or group of persons who were not stockholders on April 30, 2000, becoming the owner of 50.0% or more of our outstanding voting shares, our merger, consolidation, or other reorganization in which any such person or group owns 50.0% or more of the outstanding voting shares of the surviving or resulting entity, or all or substantially all of our assets are sold or otherwise transferred to any such person or group.

2002 Stock Incentive Plan.    Each award granted under the 2002 stock incentive plan may, at the discretion of our board of directors or a committee appointed by our board of directors to administer the plan, become fully vested, exercisable, or payable, as applicable, upon a change in control event if the award will not be assumed or substituted for or otherwise continued after the event. A change of control, as defined in the 2002 stock incentive plan, generally includes:

•	stockholder approval of our dissolution or liquidation;

•	certain changes in a majority of the membership of our board of directors over a period of two years or less;

•	the acquisition of more than 30.0% of our outstanding voting securities by any person other than a person who held more than 20.0% of our outstanding voting securities as of the date that the 2002 stock incentive plan was approved, a company benefit plan, or one of their affiliates, successors, heirs, relatives or certain donees or certain other affiliates;

•	certain transfers of all or substantially all of our assets; and

•	a merger, consolidation or reorganization (other than with an affiliate) whereby our stockholders do not own more than 50.0% of the outstanding voting securities of the resulting entity after such event.

In addition, if we terminate any participant’s employment for any reason other than for cause either in express anticipation of, or within one year after a change in control event, then all awards held by that participant will vest in full immediately before his or her termination date. The plan administrator may also provide for alternative settlements (including cash payments), the assumption or substitution of awards or other adjustments in the event of a change of control event or in the context of any other reorganization of the company.

2004 Performance Incentive Plan.    Generally, and subject to limited exceptions set forth in the 2004 Performance Incentive Plan, if any person acquires more than 30% of the outstanding common stock or combined voting power of the company, if certain changes in a majority of our board of directors occur over a period of not longer than two years, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the company or any of our subsidiaries, if a sale or other disposition of all or substantially all of the company’s assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the company is dissolved or liquidated, then awards then-outstanding under the 2004 Performance Incentive Plan may become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances. Unless otherwise provided by the Administrator, a change in control in and of itself generally will not trigger the accelerated vesting of awards granted under the 2004 Performance Incentive Plan unless the awards will not be assumed by a successor or will otherwise not continue following the change in control event. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2004 Performance Incentive Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Compensation Committee Interlocks and Insider Participation

During 2004, our compensation committee consisted of Edward T. Harvey, Jr., (chairman), James T. Rothe and Gary J. Singer. Until his resignation on December 2, 2004, Terrence D. Daniels served on the committee as chairman. Other than service on the board of directors, we did not employ any members of the compensation committee during 2004. No member of our compensation committee and none of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee. Certain transactions and relationships between us and Mr. Singer, Mr. Daniels and Mr. Harvey, or one or more of their affiliates, are described below.

Transactions involving Mr. Singer.    Mr. Singer is a partner of O’Melveny & Myers LLP. We have engaged O’Melveny & Myers LLP to represent us on various legal matters, including SEC filings, financings and other general corporate matters.

Transactions involving Mr. Harvey and Mr. Daniels (a former Director).    Pursuant to a registration rights agreement, we were required to pay substantially all registration expenses, other than underwriting discounts and commissions, in connection with a secondary offering of our common stock that was completed by certain selling stockholders in August 2004. Mr. Daniels was affiliated with the selling stockholders in the offering, and Mr. Harvey had a pecuniary interest in the shares that were sold in the offering. The Company paid $200,376 in registration, legal, accounting and other fees and expenses in connection with the registration and sale of 1,937,543 shares of our common stock held by these selling stockholders. The Company did not receive any proceeds from this offering.

Compensation Committee Report on Executive Compensation

Overview

The compensation committee of the board of directors is currently comprised of Edward T. Harvey, Jr. (chairman), James T. Rothe and Gary J. Singer. Terrence D. Daniels served as chairman of the committee until December 2, 2004, when he resigned as a director. The compensation committee is responsible for establishing our compensation program for executive officers. The compensation committee evaluates performance and recommends compensation policies and levels for approval by the board of directors.

Compensation Philosophy

The goals of our compensation program are to align compensation with our company’s business objectives and performance and to enable us to attract, retain and reward executive officers who contribute to our long-term success and to motivate them to enhance long-term stockholder value. In this regard, the compensation committee focuses on the following three components in determining the overall compensation package for our executive officers: base salary, annual incentive bonus and long-term equity incentives.

Annual Base Salary

The compensation committee annually reviews the president and chief executive officer’s base salary and consults with the president and chief executive officer to review annually the base salary compensation of our other executive officers. If appropriate, the compensation committee recommends for approval by the board of directors adjustments to the base salaries of executive officers based upon the committee’s subjective assessment of individual executive officer performance, scope of responsibilities, salary levels paid by peer restaurant companies and market conditions. The compensation committee may from time to time also consider salary surveys and similar data prepared by independent consulting firms. During 2004, the compensation committee utilized the services of Frederic W. Cook & Co., Inc., (“Cook”) a nationally-recognized consulting firm, to advise it on various compensation matters, including the level of annual base salaries paid to our executive officers.

Annual Performance-Based Incentive Plan

Under our annual cash bonus program, executive officers from the regional director level through the chief executive officer are assigned target bonuses that are expressed as a percentage of their respective base salaries and generally increase as their level of responsibility increases. The bonuses are tied directly to our annual financial performance and are based upon budgeted minimum, target and maximum EBITDA levels. A bonus funding percentage tied to each officer’s base salary is set to correspond to specified levels of EBITDA performance. These officers receive their target bonuses (subject to certain adjustments based upon the achievement of pre-set personal objectives) if we achieve the targeted EBITDA. The bonus is graduated up or down if we exceed or do not meet the targeted EBITDA budget. No bonuses are given if the minimum EBITDA levels are not met, and bonuses are capped at a specified percentage of an officer’s base salary that corresponds to the maximum prescribed EBITDA level. The EBITDA budget and the minimum, target and maximum EBITDA levels and bonus funding percentages are formulated by our management and presented to the compensation committee. If appropriate, the compensation committee recommends adjustments to such levels for approval by the board of directors. In recommending adjustments, the compensation committee considers, among other things, bonus levels paid by peer restaurant companies, market conditions and the advice of its compensation consultant. The compensation committee may from time to time also consider bonus surveys and similar data prepared by independent consulting firms. During 2004, the compensation committee utilized information and recommendations of Cook in setting the bonus funding percentages.

Long Term Incentives

We believe that equity ownership by our key employees is a significant incentive in building stockholder wealth and aligning the interests of employees and stockholders. Each year, our president and chief executive officer makes recommendations with respect to the level of stock options to be granted to eligible employees.

The compensation committee reviews these recommendations and then makes its grants based upon a variety of factors, including the committee’s subjective assessment of the employee’s performance, the amount of past option grants, and a comparison to total compensation paid to comparable-level employees at peer restaurant companies. During 2004, stock option awards were made under our 2002 stock incentive plan and our 2004 performance incentive plan. In June 2004, our stockholders approved our 2004 performance incentive plan and our 2002 stock incentive plan was closed for new grants. Under the 2004 performance incentive plan, we also have the ability to award other equity-based incentives such as stock appreciation rights or restricted stock, but have not done so to date. In April 2005, the compensation committee approved annual option grants to our chief executive officer and other executive officers of options to purchase a total of 80,000 shares of our common stock. In developing this recommendation, the compensation committee utilized information and recommendations provided by Cook.

In July 2002, the board of directors, upon recommendation of the compensation committee, approved the adoption of an employee stock purchase plan. The employee stock purchase plan is intended to provide a means by which our employees may purchase our common stock through payroll deductions. We began utilizing the employee stock purchase plan in January 2003.

Compensation Consultant

In 2004, the compensation committee continued to utilize the services of Cook, a nationally-recognized consulting firm, to advise it on compensation matters. The committee originally engaged Cook in November 2002. In this capacity, Cook reviews our compensation program, compares it to the compensation programs of peer restaurant companies and trends in the market and makes recommendations to the compensation committee. The compensation committee considers these recommendations, along with other information and considerations, in annually establishing the compensation program for executive officers. The consulting firm also advises us on our directors’ compensation program and from time to time will recommend modifications to that program.

Compensation of President and Chief Executive Officer

We entered into an employment agreement with Mr. Snyder, our president and chief executive officer, in May 2000. Pursuant to this employment agreement, the board of directors reviews Mr. Snyder’s base salary annually. Mr. Snyder is also eligible to participate in our bonus and long-term incentive programs, as described above, and to participate in all savings and retirement plans, practices, policies and programs to the same extent as our other executive employees.

Salary, annual incentive and long term incentive compensation to Mr. Snyder were determined in accordance with the compensation committee’s compensation policies, as described above. In January 2004, the compensation committee recommended, and the board of directors approved, an adjustment to Mr. Snyder’s annual base salary from $475,000 during fiscal year 2004 to $625,000 during fiscal year 2005. This increase reflected the compensation committee’s subjective assessment of Mr. Snyder’s performance during the prior year and its objective of maintaining his base salary at competitive levels with that paid to presidents and chief executive officers of peer restaurant companies. During fiscal year 2004, Mr. Snyder also earned an annual bonus under our bonus program equal to $570,000. Also during fiscal year 2004, Mr. Snyder was granted options to purchase a total of 80,000 shares of our common stock.

In April 2005, the compensation committee approved an annual grant to Mr. Snyder of options to purchase 20,000 shares of our common stock.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code under the Omnibus Budget Reconciliation Act of 1993 limits the deductibility of compensation over $1 million paid by a company to an executive officer. The policy of the compensation committee is to establish and maintain a compensation program that maximizes the creation of long-term stockholder value. Action will be taken to qualify most compensation approaches to ensure deductibility, except in those limited cases in which the compensation committee believes stockholder interests are best served by retaining flexibility. In such cases, the compensation committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its compensation objectives.

This compensation committee report will not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any of our filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not be deemed “soliciting material” or be deemed “filed” under either such Acts.

Submitted on April 12, 2005 by the members of the compensation committee of our board of directors.

THE COMPENSATION COMMITTEE

Edward T. Harvey, Jr., Chairman

James T. Rothe

Gary J. Singer

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return of our common stock from July 19, 2002 (the date our stock began trading after our initial public offering) through December 26, 2004, against the cumulative total stockholder return of the Russell 3000® Index and S&P SmallCap 600 Restaurant Index. The graph assumes that $100 was invested on July 19, 2002 in our common stock, the Russell 3000® Index and S&P SmallCap 600 Restaurant Index, and that all dividends, if any, were reinvested.

This graph will not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any of our filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not be deemed “soliciting material” or be deemed “filed” under either such Acts.

Comparison of Cumulative Total Return

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

See “Compensation Committee Interlocks and Insider Participation” elsewhere in this proxy statement for descriptions of certain transactions and relationships between us and Mr. Singer, Mr. Harvey and Mr. Daniels (a former director), and one or more of their affiliates.

The officer loans discussed below existed prior to the enactment of the Sarbanes-Oxley Act of 2002. We will not grant any new loans or renew or materially modify any existing loans, including these loans, to any of our executive officers or directors.

During 2002, our board of directors approved the early exercise of options to purchase 775,862 shares of our common stock and the exercise of an additional 146,552 fully vested options held by certain of our executive officers in exchange for full recourse promissory notes. Each executive officer has pledged the shares acquired by him as collateral for repayment of his respective note or notes. The shares acquired by each executive officer upon the early exercise are subject to a right of repurchase in our favor at the lower of the price paid by the executive officers for the shares acquired by them upon the early exercise or the fair market value of these shares on the date that we exercise our right of repurchase. This right lapses on the same schedule that the shares underlying the original options would have become vested and exercisable. The indebtedness represented by each executive officer’s promissory note or notes becomes immediately due and payable in the event that the executive officer’s employment is terminated for any reason. The transactions are further described below:

•	Michael J. Snyder elected to exercise options to purchase an aggregate of 517,241 shares of common stock. Mr. Snyder paid the exercise price by delivering a full recourse promissory note in the principal amount of $3,000,000. This promissory note bears interest at 4.65% per annum, with principal and accrued and unpaid interest due and payable on December 31, 2009. All of Mr. Snyder’s exercised options are fully vested. Interest accrued on this note as of March 20, 2005 totaled $425,700. There were no payments of principal or interest under this loan during 2004.

•	Mr. McCloskey elected to exercise options to purchase an aggregate of 172,415 shares of common stock. Mr. McCloskey paid the exercise price by delivering three full recourse promissory notes in the aggregate principal amount of $1,050,000. These promissory notes bore interest at 4.65% per annum. On December 24, 2004, Mr. McCloskey repaid all of the outstanding principal and interest related to his loans.

•	Robert J. Merullo elected to exercise options to purchase 86,207 shares of common stock. Mr. Merullo paid the exercise price by delivering a full recourse promissory note in the principal amount of $500,000. This promissory note bore interest at 4.65% per annum. On December 24, 2004, Mr. Merullo repaid all of the outstanding principal and interest related to his loan.

•	Michael E. Woods elected to exercise options to purchase an aggregate of 146,551 shares of common stock. Mr. Woods paid the exercise price by delivering two full recourse promissory notes in the aggregate principal amount of $850,000. These promissory notes bore interest at 4.65% per annum. On December 20, 2004, Mr. Woods repaid all of the outstanding principal and interest related to his loan.

Mr. Snyder had two additional loans pursuant to his employment agreement, each in the aggregate principal amount of $300,000, as evidenced by promissory notes dated June 30, 2000 and February 27, 2001, which bore interest at 6.62% and 5.07%, respectively. During February 2005, Mr. Snyder repaid all of the outstanding principal and interest related to these loans.

Mr. Snyder and Mr. Merullo own 31.0% and 7.0%, respectively, of Mach Robin, LLC (“Mach Robin”), which operates Red Robin restaurants® under a franchise agreement. We recognized royalty income from Mach Robin of $924,700 in 2004. Prior to January 2004, an entity controlled by Mach Robin had a 40.0% ownership interest in, and a right to share in up to 60.0% of the profits of Red Robin Restaurants of Canada, Ltd. (“RRRC”), which operated Red Robin restaurants® in two Canadian provinces under franchise agreements. We recognized royalty income from RRRC of $909,000 in 2004. In January 2004, an entity controlled by Mach Robin acquired the remaining 60% ownership interest in RRRC that it did not already hold after we waived our right of first refusal. The franchise agreements held by RRRC remain in place and RRRC is now controlled entirely by Mach Robin, or its subsidiaries. The Company also has operating leases on two restaurants from two entities in which Mach Robin has an ownership interest. The Company paid these entities a total of $638,200 in rent and other related payments under the leases in 2004.

Our indoor plant maintenance supplier for our Denver area restaurants and corporate office, Tropical Interiors, is operated by one of Mr. Snyder’s brothers, Brad Snyder. We paid Tropical Interiors $348,700 in 2004. We plan to continue using the services of Tropical Interiors in 2005.

Benjamin D. Graebel is the chief executive officer of Graebel Companies, Inc., a privately held transportation and relocation service provider. During 2004, we paid Graebel Companies $162,000 for various relocation services and storage fees. We plan to continue using the services of Graebel Companies, Inc. in 2005.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other company filing under the Securities Act of 1933 or the Securities Act of 1934, except to the extent the company specifically incorporates this Report.

The audit committee is currently comprised of Benjamin D. Graebel (chairman), Edward T. Harvey, Jr. and Dennis B. Mullen. The audit committee is responsible for overseeing and evaluating the company’s financial reporting process on behalf of the board of directors and for selecting and retaining the independent auditors.

Management has the primary responsibility for the company’s financial reporting process, accounting principles and internal controls as well as preparation of the company’s financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). The independent auditors are responsible for performing audits of the company’s consolidated financial statements, the effectiveness of the Company’s internal control over financial reporting and management’s assessment of the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon. The audit committee is responsible for overseeing the conduct of these activities. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to independently verify the representations made by management and the independent auditors. The audit committee’s considerations and discussions with management and the independent auditors do not assure that the company’s financial statements are presented in accordance with GAAP or that the audits of the annual financial statements, the effectiveness of the Company’s internal control over financial reporting and management’s assessment of the effectiveness of the Company’s internal control over financial reporting have been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that the independent auditors are, in fact, “independent.”

The audit committee has met and held discussions with management and the independent auditors on a regular basis. The audit committee plans and schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its responsibilities. The audit committee’s meetings include, whenever appropriate, executive sessions with the independent auditors without the presence of the company’s management. The audit committee has reviewed and discussed with both management and the independent auditors the company’s financial statements as of and for the year ended December 26, 2004, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Management advised the audit committee that the financial statements were prepared in accordance with GAAP. The audit committee has relied, without independent verification, on this representation, and on the representations of the independent auditors included in their report on the financial statements.

The audit committee discussed with the independent auditors the matters required to be discussed pursuant to Statement of Auditing Standards No. 61 “Communication with Audit Committees,” as amended by statement on Auditing Standards No. 89 “Audit Adjustments” and Statement on Auditing Standards No. 90 “Audit Committee Communications.” The independent auditors have provided to the audit committee the written disclosures and the letter required by Independence Standards Board No. 1 “Independence Discussions with Audit Committees,” and the audit committee has discussed with the independent auditors their independence. The audit committee has also considered whether the independent auditors provision of other non-audit services to the company is compatible with maintaining auditor independence. The audit committee has concluded that the provision of non-audit services by the independent auditors was compatible with the maintenance of independence in the conduct of their auditing functions.

The Company has restated its consolidated financial statements as of and for the years ended December 28, 2003 and December 29, 2002. In addition, the Company identified and reported to the audit committee a material weakness in the Company’s internal controls that existed during 2004 and prior periods. This audit committee report should be read in conjunction with the information set forth in the Company’s Form 10-K for the fiscal year ended December 26, 2004 under “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Restatement,” “Financial Statements and Supplementary Data,” notes 3 and 18 in the “Notes to Consolidated Financial Statement,” and “Controls and Procedures.”

Based upon our review and discussions with management and the independent auditors and the reports of the independent auditors, and in reliance upon such information, representations, reports and opinions, the audit committee recommended that the board of directors approve the audited financial statements for inclusion in the company’s annual report on Form 10-K for the year ended December 26, 2004, and the board of directors accepted the audit committee’s recommendations.

Submitted on April 18, 2005 by the members of the audit committee of the company’s board of directors.

THE AUDIT COMMITTEE

Benjamin D. Graebel, Chairman

Edward T. Harvey, Jr.

Dennis B. Mullen

INDEPENDENT AUDITORS

The audit committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent auditors for the fiscal years 2004 and 2005. Representatives of Deloitte are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Principal Accounting Fees and Services

The following table summarizes the aggregate fees billed by Deloitte for the fiscal years presented:

	2004	2003
Audit fees (a)	$769,206	$316,667
Audit-Related fees (b)	12,315	36,780
Tax fees (c)	15,800	45,148
All Other fees	—	—

Total	$797,321	$398,595

(a)	Fees for audit services consisted of the audit of our annual financial statements, statutory audits and reports on internal controls required by the Sarbanes-Oxley Act of 2002, reviews of our quarterly financial statements and fees related to a review of our Uniform Franchise Offering Circular. Audit services billed in 2004 also included fees of $57,778 related to a review of our registration statement, which became effective in August 2004. Audit services billed in 2003 also included fees of $112,087 related to a review of our registration statement, which became effective in November 2003.

(b)	Fees for audit-related services consisted of audits performed in connection with our employee 401(k) savings plan and agreed upon procedures related to our marketing funds.
(c)	Fees for tax services billed in 2004 consisted of professional services rendered in connection with assistance in obtaining state and county incentives related to relocation of our corporate headquarters. Fees for tax services billed in 2003 consisted of tax compliance assistance related to the preparation of our Federal and state corporate tax returns and franchise tax matters. Fees for tax services billed in 2003 also included professional services with respect to cost segregation analysis.

The audit committee considered whether Deloitte’s provision of other non-audit services to the company is compatible with maintaining Deloitte’s independence. The audit committee discussed these services with Deloitte and company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. The audit committee concluded that the provision of non-audit services by Deloitte was compatible with the maintenance of independence in the conduct of their auditing functions.

Pre-Approval Process

The audit committee pre-approves all audit and non-audit services to be performed by Deloitte, and has established policies and procedures to ensure that the company is in full compliance with the requirements for pre-approval set forth in the Sarbanes-Oxley Act of 2002 and the SEC rules regarding auditor independence. These policies and procedures provide a mechanism by which management can request and secure pre-approval of audit and non-audit services in an orderly manner with minimal disruption to normal business operations. The policies and procedures are detailed as to the particular service and do not delegate the audit committee’s responsibility to management.

In accordance with these policies and procedures, management submits a matrix of the types of audit and non-audit services that management may wish to have Deloitte perform for the following fiscal year, accompanied by an estimated range of fees for each service to be performed. The service matrix categorizes the types of services by Audit, Audit-Related, Tax and All Other. The audit committee approves or rejects each of the listed services and approves a range of fees for each service to be performed. Any requests for Audit, Audit-Related, Tax, and All Other services not contemplated on the service matrix must be submitted to the audit committee for specific pre-approval and cannot commence until such approval has been granted. Management is required to seek additional audit committee pre-approval when it becomes aware that any pre-approved service will result in actual fees greater than 10% of the initially approved fee. During the course of the year, the Chairman of the audit committee has the authority to pre-approve requests for services that were not approved in the annual pre-approval process. At each audit committee meeting subsequent to the annual pre-approval process, the Chairman of the audit committee reports any interim pre-approvals since the last meeting.

One-hundred percent (100%) of the Audit-Related fees, Tax fees and All Other fees billed by Deloitte in 2004 were approved by the audit committee pursuant to SEC regulations.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee of the board of directors has appointed Deloitte & Touche LLP (“Deloitte”) as our independent auditors for the fiscal year ending on December 25, 2005. Deloitte has served as our independent auditors for more than ten years. Services provided to us by Deloitte in fiscal years 2004 and 2003 are described under “Principal Accounting Fees and Services” elsewhere in this proxy.

Required Vote

Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2005 requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting.

Recommendation of the Board of Directors

Our board of directors recommends that you vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2005.

In the event stockholders do not ratify the appointment of Deloitte & Touche LLP, the appointment of our independent auditors will be reconsidered by the audit committee and the board of directors.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials.    The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for us. Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed in April of each year, by notifying us in writing at: Red Robin Gourmet Burgers, Inc., Attn: Shareholder Services, 6312 South Fiddler’s Green Circle, Suite 200N, Greenwood Village, Colorado 80111, or by contacting us at (303) 846-6000. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (303) 846-6000, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

Proxy Solicitation Costs.    The accompanying proxy is being solicited on behalf of the board of directors of our Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by our company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by our directors, officers, and employees at no additional compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

Stockholder Communications with the Board and Directors.    You may communicate with any director, the entire Board, or any committee by sending a letter to the director, the Board, or the committee addressed to: Board of Directors, 6312 South Fiddler’s Green Circle, Suite 200N, Greenwood Village, CO 80111, or by sending an e-mail to them at: Board@redrobin.com. You may also communicate with the independent directors by writing to: Independent Directors, Red Robin Gourmet Burgers, Inc., 6312 South Fiddler’s Green Circle, Suite 200N, Greenwood Village, CO 80111, or by sending an e-mail to: Independent.Directors@redrobin.com. The chairperson of the Nominating and Governance Committee or his designee will review all letters and e-mail messages, categorize them, and forward all relevant letters and e-mail messages to the appropriate party. Messages pertaining to administrative matters, ordinary business matters, personal grievances, and similar issues will be forwarded to the Secretary of the Board.

With respect to issues arising under the company’s Code of Ethics, you may also communicate directly with the Chairman of the Audit Committee or the company’s Compliance Officer in the manner provided in the company’s Problem Resolution Policy and Whistleblower Procedure. Both the Code of Ethics and the Problem Resolution Policy and Whistleblower Procedure may be found on the corporate governance page of the company’s website at: www.redrobin.com.

ANNUAL REPORT ON FORM 10-K

We filed with the SEC an annual report on Form 10-K on April 6, 2005. A copy of the annual report on Form 10-K has been mailed concurrently with this proxy statement to all of our stockholders entitled to notice of and to vote at the annual meeting. You may obtain an additional copy of the annual report on Form 10-K, without charge, by writing to Red Robin Gourmet Burgers, Inc., Attn: Shareholder Services, 6312 South Fiddler’s Green Circle, Suite 200N, Greenwood Village, Colorado 80111.

By Order of the Board of Directors,

James P. McCloskey

Secretary

Greenwood Village, Colorado

April 21, 2005

ANNUAL MEETING OF STOCKHOLDERS OF

RED ROBIN GOURMET BURGERS, INC.

June 2, 2005

If no direction is provided, this proxy will be voted

“FOR” the Class lll nominees and

“FOR” Proposal 2.

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		2. Ratification of the appointment of Deloitte & Touche as our independent auditors for the fiscal year ending December 25, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

1. The election of two (2) Class III directors for three-year terms.

NOMINEES:
☐ FOR ALL NOMINEES	☐ Benjamin D. Graebel
☐ Dennis B. Mullen

☐ WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐ FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder Date:		Signature of Stockholder Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

RED ROBIN GOURMET BURGERS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael J. Snyder and James P. McCloskey, and each of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Red Robin Gourmet Burgers, Inc. held of record by the undersigned on April 18, 2005 at the Annual Meeting of Stockholders to be held at the corporate headquarters of Red Robin Gourmet Burgers, Inc. located at 6312 S. Fiddler’s Green Circle, Suite 200N, Greenwood Village, Colorado 80111, on June 2, 2005, or any adjournment or postponement thereof.

This proxy authorizes each of the persons named above to vote at his discretion on any other matter that may properly come before the meeting or any postponement or adjournment thereof. If this card contains no specific voting instructions, my (our) shares will be voted in accordance with the recommendation of the Board of Directors.

(Continued and to be signed on the reverse side)